AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                                 GENROCO, INC.
                                      AND
                                CARLSGOOD, INC.

AGREEMENT AND PLAN OF MERGER dated March 7, 1990 by and between GENROCO, Inc. ("Merging Corporation"), a Nevada corporation, and Carlsgood, Inc. ("Surviving Corporation"), a Wisconsin corporation (said corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations").

WHEREAS, the authorized capital stock of the Merging Corporation consists of 50,000,000 shares of common stock, par value $.001 per shares of which 14,625,000 shares are issued and outstanding, and 10,000,000 shares of preferred stock, $.001 par value of which no shares are issued and outstanding; and

WHEREAS, the authorized common stock of the Surviving Corporation consists of 2,500,000 shares of common stock, $.02 par value per share, of which 100 are issued and outstanding and 500,000 shares of preferred stock, $.02 par value per share, of which no shares are issued and outstanding; and

WHEREAS, the respective shareholders and boards of directors of the Merging Corporation and the Surviving Corporation deem it advisable that the Merging Corporation be merged into the Surviving Corporation pursuant to this Agreement and the applicable provisions of the laws of the State of Wisconsin and the State of Nevada;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereby agree, that the Merging Corporation shall be merged into the Surviving Corporation which will continue its corporate existence and be the surviving corporation and the terms and conditions of the merger hereby agreed upon (hereinafter called the "Merger") which the parties covenant to observe, keep and perform and the mode of carrying the same into effect are and shall be as hereinafter set forth:

                                   ARTICLE I

Merger

Upon the date herein designated as the effective date of the Merger (hereinafter referred to as the "effective date of the Merger"), the separate existence of the Merging Corporation shall cease and the Merging Corporation shall be merged into the Surviving Corporation. The effective date of the Merger is hereby designated as the close of business on March 31, 1990.

                                   ARTICLE II

Article of Incorporation; Bylaws

Except the hereinafter provided, the Articles of Incorporation and the Bylaws of the Surviving Corporation as then in effect shall on the effective date of the Merger become the Articles of Incorporation and the Bylaws of the Surviving Corporation. Upon the effective date of the Merger, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended in its entirety to read as follows:

                                   "ARTICLE I

                 The Name of the Corporation is GENROCO, INC."
                                                ------------

                                  ARTICLE III

Directors and Officers

The officers and directors of the Surviving Corporation on the effective date of the Merger shall be the officers and directors of the Surviving Corporation until their respective successors are duly elected and qualified.

                                   ARTICLE IV

Conversion and Exchange of Shares

The manner of converting and exchanging the shares of each of the Merging Corporation and the Surviving Corporation shall be as follows:

     A.   CANCELLATION OF THE SURVIVING CORPORATION'S SHARES
          --------------------------------------------------

     The 100 shares of common stock of the Surviving Corporation issued and outstanding on the effective date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be retired and cancelled and the consideration which the holder paid for these shares, namely $2.00, shall be returned to the holder by the Surviving Corporation.

     B.   CONVERSION OF MERGING CORPORATION'S SHARES INTO SURVIVING
          ---------------------------------------------------------
          CORPORATION'S SHARES
          --------------------

     Upon the effective date of the Merger, the Surviving Corporation shall issue one share of its common stock for each twenty shares of common stock the holder owns in the Merging Corporation, said conversion to be by virtue of the Merger and without any action on the part of the holder of the Merging Corporation's shares. The Merging Corporation may issue fractional shares.

                                   ARTICLE V

                               Further Assurances
                               ------------------

At any time and from time to time after the Merger, the parties shall execute and deliver such instruments and to take such other actions as may reasonably be required to accomplish the transactions contemplated by this Agreement and Plan of Merger.

IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger pursuant to the authority duly given by their respective shareholders and boards of directors as of the date first written above.

                                   GENROCO, INC.
                                   (Merging Corporation)


(No Corporate Seal)                By: /s/ Carl A. Pick
                                       ---------------------------
                                       Carl A. Pick, President


                                   Attest: /s/ Peter Kerwin
                                           -----------------------
                                           Peter Kerwin, Secretary

                                   Carlsgood, Inc.
                                   (Surviving Corporation)


(No Corporate Seal)                By: /s/ Carl A. Pick
                                       ---------------------------
                                       Carl A. Pick, President

                                   Attest: /s/ Peter Kerwin
                                           -----------------------
                                           Peter Kerwin, Secretary

STATE OF WISCONSIN  )
                    :    ss.
COUNTY OF           )

On this 7th day of March, 1990, personally came before me, a notary public, the above named Carl A. Pick and Peter Kerwin, who acknowledged that they executed the foregoing Agreement and Plan of Merger as President and Secretary of each of the constituent corporations.

                                        -----------------------------------
                                        Notary Public, State of Wisconsin
                                        My Commission: --------------------

                                CARLSGOOD, INC.

                                  UNDERTAKING
                                  -----------

Pursuant to NRS 78.490, the undersigned corporation, a Wisconsin Corporation, being the Surviving Corporation in a Merger between GENROCO, INC., a Nevada Corporation, and itself, does hereby agree that the undersigned corporation may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of any constituent corporation organized and existing before the Merger, under the laws of the State of Nevada, including any amount fixed by appraisers or the District Court pursuant to the provisions of NRS 78.510. Additionally, the undersigned corporation does hereby irrevocably appoint the Secretary of State of the State of Nevada as the undersigned's agent to accept service of process in an action for the enforcement of payment of any such obligation or any amount fixed by the appraisers. Additionally, the undersigned corporation does hereby specify the following address to which a copy of the process may be mailed by the said Secretary of State: 205 Kettle Moraine Drive North, Slinger, Wisconsin, 53086, Attention Carl A. Pick.

Dated March 7, 1990
                                   Carlsgood, Inc.
                                   (Soon to be named GENROCO, INC.)
                                   (A Wisconsin Corporation)


(No Corporate Seal)                By: /s/ Carl A. Pick
                                       ---------------------------
                                       Carl A. Pick, President


                                   Attest: /s/ Peter Kerwin
                                           -----------------------
                                           Peter Kerwin, Secretary

STATE OF WISCONSIN  )
                    :    ss.
COUNTY OF           )

On this 7th day of March, 1990, personally came before me, a notary public, the above named Carl A. Pick and Peter Kerwin, the President and Secretary of Carlsgood, Inc., a Wisconsin Corporation, who acknowledged that they executed the Undertaking required by NRS 78.490 on behalf of the corporation.


                                        -----------------------------------
                                        Notary Public, State of Wisconsin
                                        My Commission: --------------------